NEWS RELEASE

Clifton Savings Bancorp, Inc. Announces Results of its Annual Meeting of Stockholders

          Clifton, New Jersey – August 9, 2013.  Clifton Savings Bancorp, Inc. (Nasdaq Global Select Market: CSBK) announced today the results of its annual meeting of stockholders that was held on August 8, 2013.  According to Walter Celuch, President and Secretary of the Company, the results of the voting compiled by Clifton Savings Bancorp’s independent inspector of election confirmed that Stephen Adzima, Charles J. Pivirotto and Cynthia Sisco have been re-elected to the Board of Directors of the Company to serve three-year terms, which will expire in 2016. According to the inspector’s report of the votes cast at the annual meeting, (1) 95.0% voted in favor of Mr. Adzima, Mr. Pivirotto and Ms. Sisco. In addition (2) 99.1% of the votes cast voted in favor of the ratification of the appointment of BDO USA, LLP as independent auditors for the Company for the fiscal year ending March 31, 2014; (3) 95.3% of the votes cast voted in favor of the advisory vote on the compensation of the Company’s named executives.

Contact: Bart D’Ambra
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